EXHIBIT 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our reports dated February 10, 2022 relating to the financial statements of TELUS Corporation (the "Company") and the effectiveness of the Company's internal control over financial reporting, appearing in the Annual Report on Form 40-F of TELUS Corporation for the year ended December 31, 2021.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada
August 8, 2022